Exhibit 23(c)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in PPL Electric Utilities Corporation’s Registration Statements on Form S-3 (Nos. 333-132574, 333-132574-01, 333-132574-02, and 333-132574-03) of our report dated February 26, 2007, with respect to the consolidated financial statements and schedule of PPL Electric Utilities Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 26, 2007